                                                                   Exhibit 10.67


THIS INSTRUMENT IS SUBJECT TO THE SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF JANUARY 28, 1999, AMONG THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, TELCOM VENTURES, L.L.C. AND LCC INTERNATIONAL, INC., WHICH, AMONG OTHER THINGS, CONTAINS PROVISIONS SUBORDINATING THE OBLIGATIONS OF THE MAKER OF THIS INSTRUMENT TO THE PAYEE HEREOF TO SUCH MAKER'S OBLIGATIONS TO THE HOLDERS OF THE SENIOR DEBT (AS DEFINED IN SAID SUBORDINATION AND INTERCREDITOR AGREEMENT), TO WHICH PROVISIONS THE HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, AGREES.

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$5,000,000                                                     January 28 , 1999


       FOR VALUE RECEIVED, LCC International, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Telcom Ventures, L.L.C., a Delaware limited liability company ("Payee"), on April 30, 2000 (the "Maturity Date"), the principal amount of Five Million Dollars ($5,000,000), together with interest on the unpaid principal balance from (i) the date hereof, in the case of the portion of such principal balance for which the January 5, 1999 Note (as defined below) was exchanged and (ii) the date on which Payee advances the balance of the original principal amount of this Note, in the case of such balance, in each of the foregoing cases said interest to be due and payable on the Maturity Date, at a rate per annum equal to nine percent (9%) simple interest, provided that, should an Event of Default (as defined below) exist and be continuing for ten Business Days (as defined below), simple interest shall instead accrue on the outstanding principal balance of this Note from the date of such Event of Default at the rate of 12% per annum until such Event of Default is cured or waived, all principal or interest under this Note is paid in full or this Note is duly converted in full into Maker Common Stock (as defined below) pursuant to the provisions of this Note. Interest shall be calculated on the basis of a year of 365 days, as applicable, and charged for the actual number of days elapsed. All payments hereunder shall be made in lawful money of the United States of America (except to the extent paid in Maker Common Stock upon Conversion of this Note as provided below).

       The outstanding principal amount of this Note, together with interest accrued thereon as provided herein, (the "Maturity Amount") shall be due and payable in full on the Maturity Date or such earlier date on which (i) a Major Business Transaction (as defined below) occurs or (ii) this Note may become due following an Event of Default (as defined below) as provided below. In addition, in the event this Note becomes due and payable as a result of the occurrence of a Major Business Transaction at any time prior to August 1, 1999, additional interest in the amount of the product of (i) $1,250 and (ii) the number of days elapsed between February 1, 1999 and the date on which such Major Business Transaction occurred shall be due and payable at such time.

       All payments of principal and interest on this Note shall be made by check or wire transfer of immediately available funds to an account specified by Payee in written instructions to Maker at least three (3) Business Days prior to the Maturity Date (or such earlier date on which this Note may become due). If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than Saturday, Sunday or a legal holiday in the Commonwealth of Virginia.

       At any time after August 1, 1999 and prior to the Maturity Date, Maker may prepay all or any portion of the outstanding principal balance and accrued interest under this Note to Payee, upon at least ten (10) Business Days' notice to Payee stating the date and amount of prepayment (both as to principal and interest) and providing Payee with an opportunity to exercise its Conversion (as defined below) option as set forth below. If Payee does not exercise its Conversion option as set forth below prior to the prepayment date set forth in the prepayment notice, Maker may proceed with such prepayment, and the Conversion option shall be deemed to have expired with respect to the amount so prepaid.

       The occurrence of any one or more of the following events with respect to Maker shall constitute the occurrence of a Major Business Transaction for purposes of this Note ("Major Business Transaction"):

       (a) Sale of equity securities of Maker as a result of which one "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Act of 1934, as amended), other than Payee or Affiliates of Payee, holds more than 50% of Maker's outstanding common stock, provided that a sale of equity securities solely by Payee or any of its Affiliates shall not be taken into account in determining whether the foregoing threshold has been reached. "Affiliate" means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise;

       (b) Sale of all or substantially all of the assets of Maker, in one transaction or series of related transactions, other than to Payee or Affiliates of Payee;

       (c) Occurrence with respect to Maker of an Event of Voluntary Bankruptcy (as defined below) or an Event of Involuntary Bankruptcy (as defined below);

       (d) Distributions with respect to the capital stock of Maker of more than 5% of Maker's assets, other than to Payee or Affiliates of Payee;

       (e) Receipt by Maker, Microcell Management, Inc. ("MMI") or any other subsidiary or division of Maker from any person or entity other than Payee or any Affiliate of Payee of equity financing or debt financing having a maturity of at least one year, in each case in an amount of at least Ten Million Dollars ($10,000,000), provided, however, if such financing is provided pursuant to the Credit Agreement (as defined below) as amended from time to time, the provisions of this clause (e) shall not apply until the total principal amount available to Maker and its subsidiaries under the Credit Agreement is in excess of Twenty Million Dollars ($20,000,000); or

       (f) Sale of all or substantially all of Maker's interest in MMI or sale or all or substantially all of Maker's interest in any other subsidiary or division of Maker for a gross sale price of at least Ten Million Dollars ($10,000,000), other than any such sale to Payee or any Affiliate of Payee.

       The occurrence of any one of more the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

       (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for five days;

       (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due (each, an "Event of Voluntary Bankruptcy");

       (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case,
(ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of

Maker, and in each case the order or decree is not dismissed within 60 days (each, an "Event of Involuntary Bankruptcy"); or

       (d) If any Indebtedness (as defined below) of Maker in excess of $500,000 shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment), prior to the maturity date thereof. For purposes of the foregoing, "Indebtedness" means any obligation of Maker for the payment of borrowed money other than trade debt or operating leases incurred in the ordinary course of business.

If any Event of Default shall have occurred and be continuing, Payee may, by notice to Maker, declare the entire outstanding principal of this Note, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal of this Note, and said accrued and unpaid interest, shall become immediately due and payable, provided that, if an Event of Default under clause (b) or (c) of the foregoing sentence shall have occured, the outstanding principal of this Note, and all accrued and unpaid interest thereon, shall immediately become due and payable without any declaration.

       At any time from and after August 1, 1999, either Maker or Payee, at its sole and absolute option, may convert (the "Conversion"), the then outstanding principal and accrued but unpaid interest under this Note, in whole but not in part, into the number of shares of the Class A Common Stock, par value $.01 per share, of Maker ("Maker Common Stock"), equal to such then outstanding principal and accrued but unpaid interest due under this Note divided by $6.22, subject to adjustment as provided below (the "Conversion Price"). In addition, as provided above, Payee shall have the right to convert the portion of the outstanding principal and interest due under this Note that Maker proposes to prepay from and after August 1, 1999 into the number of shares of Maker Common Stock equal to the portion of the outstanding principal and interest to be prepaid divided by the Conversion Price. Each Conversion shall constitute payment in full of the amount being so converted.

       If Maker at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Maker Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if Maker at any time combines (by reverse stock split or otherwise) the outstanding shares of Maker Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment in the Conversion Price shall, in the case of a dividend or distribution, be made as of the record date therefor and, in all other cases, be made as of the effective date thereof. Promptly upon any adjustment of the Conversion Price, Maker shall give written notice thereof to Payee, setting forth in reasonable detail the calculation thereof.

       In the event of any reorganization or recapitalization of Maker or in the event Maker consolidates with or merges into or with another entity, then and in each such event, Payee, upon any Conversion occurring at any time after the consummation of such reorganization, recapitalization, consolidation or merger, shall be entitled to receive shares of Maker Common Stock or other securities or property to which Payee would have been entitled upon such consummation if the outstanding principal balance and interest due under this Note had been converted in full prior to such consummation. In such case, the terms of this Note regarding Conversion shall survive the consummation of any such reorganization, recapitalization, consolidation or merger and shall be applicable to the Maker Common Stock, securities or other property receivable upon any Conversion after such consummation, with appropriate adjustments thereto.

       If Maker at any time distributes the shares of common stock or other equity securities having general rights to elect the directors or equivalent managers of any of its subsidiaries to the shareholders of Maker ("Subsidiary Spin-Off Shares"), Payee shall have the right upon any Conversion hereunder to receive a pro rata portion, based upon the proportion of the total amount outstanding under this Note at the time of such Conversion represented by the amount outstanding under this Note being so converted, such number of Subsidiary Spin-Off Shares as Payee would have been entitled to receive had the total amount outstanding under this Note been converted in full prior to such distribution, adjusted to take into account any subdivision (by any stock split, stock dividend, recapitalization or otherwise) or any combination (by reverse stock split or otherwise) of the Subsidiary Spin-Off Shares which occurs at any time following such distribution. Maker shall take such actions in connection with such distribution as shall be reasonably necessary to implement the rights of Payee under this paragraph.

       Maker or Payee may effect a Conversion hereunder by written notice to the other party, at any time or from time to time until the outstanding principal and accrued but unpaid interest under this Note has been paid in full, of its election to effect the Conversion and the portion of the outstanding principal and accrued but unpaid interest being converted. Such Conversion shall be deemed effective upon receipt of such notice by the recipient party. Maker shall at all times reserve and keep available for issuance upon the Conversion of this Note, free from any preemptive rights, such number of its authorized but unissued shares of Maker Common Stock as will from time to time be sufficient to permit the exercise in full by either Maker or Payee of the Conversion rights hereunder. Maker shall deliver or cause to be delivered, to Payee, promptly following any Conversion a certificate for the number of shares of Maker Common Stock issued upon such Conversion. Payee shall have the right, through its subsidiary RF Investors, L.L.C. ("RF Investors"), to include the shares of Maker Common Stock issued pursuant to any Conversion in registrations of shares of Maker Common Stock effected on behalf of RF Investors pursuant to the Registration Rights Agreement, dated as of July 25,

1996, by and among Maker, RF Investors and MCI Telecommunications Corporation.

       Notwithstanding any provision of this Note to the contrary, Maker covenants and agrees, and Payee by acceptance of this Note likewise covenants and agrees, that the payment of the principal of, interest on and all other amounts under this Note shall be subject to the terms of that certain Subordination and Intercreditor Agreement, dated the date hereof, among The Chase Manhattan Bank, Administrative Agent, Maker and Payee.

       This Note shall be pari passu with the terms of the indebtedness between Maker and MCI Telecommunications Corporation pursuant to the (i) Subordinated Note due 2000, dated June 28, 1994, of Maker (as successor to LCC, L.L.C.) to MCI Telecommunications Corporation in the principal amount of $20,000,000 and
(ii) Subordinated Note due 2000, dated June 28, 1994, of Maker (as successor to LCC, L.L.C., successor to Telcom Ventures, L.L.C.) to MCI Telecommunications Corporation in the principal amount of $30,000,000.

       Presentment, demand, protest and all other notices of any kind from or to be given by Payee are hereby expressly waived. No failure or delay on the part of Payee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by Payee of a breach of any term, provision or condition of this Note will constitute a waiver of any succeeding breach of the same or any other provision hereof. No waiver, amendment, modification or termination of any provision of this Note shall be effective unless signed in writing by the party to be charged thereby.

       The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Payee at law or in equity or otherwise. In the event it is necessary for any person or entity to take any legal action to enforce any of the terms, provisions or conditions of this Note, the prevailing party will be entitled to recover from the losing party all reasonable attorneys' fees and all costs and expenses relating to such legal action.

       Notwithstanding anything else to the contrary herein, the effectiveness of any Conversion shall be delayed in the event and to the extent, but only to the extent (and notice of Conversion shall be deemed revised to the extent necessary to permit Maker to comply with this sentence), that shareholder approval would be required for such Conversion (taken together with any issuance of Maker Common Stock which would be considered under laws or applicable rules and regulations of The Nasdaq Stock Market together with such Conversion in determining whether shareholder approval is required) or in the event the issuance of Maker Common Stock is subject to a filing under the Hart-Scott-Rodino Antitrust

Improvements Act of 1976, as amended (the "HSR Act"), unless and until such shareholder approval has been obtained or until the termination or expiration of any waiting periods under the HSR Act, respectively. Maker shall use its best efforts to obtain all necessary shareholder approvals to such Conversion, including without limitation submitting such matters to a vote of the shareholders of the Corporation at the next annual meeting of shareholders to be held after the date hereof. Maker shall, and by its acceptance of this Note, Payee agrees to, use its reasonable efforts to make any filings required under the HSR Act as promptly as practicable and to cooperate with any requests for additional information made by any governmental agency in connection therewith, provided, that, in the event that despite such reasonable efforts by Maker and Payee any approvals required under the HSR Act are not obtained within nine months from the original contemplated date of the Conversion, the party electing to make the Conversion may elect to abandon the Conversion, in which event this Note shall continue to remain outstanding.

       All notices and other communications provided for hereunder shall be in writing and mailed, telecopied or delivered, if to Payee, at Telcom Ventures, L.L.C., 211 North Union Street, Suite 300, Alexandria, Virginia 22314,
Attention: President and General Counsel, Facsimile (703) 706-3801; and if to Maker, at LCC International, Inc., 7925 Jones Branch Drive, McLean, Virginia 22102, Attention: Peter A. Deliso, Facsimile (703) 873-2900; or as to each such party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective when received as indicated by confirmation of such receipt set forth on a return receipt, telecopier confirmation, or other form of receipt confirmation.

       This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

       Whenever used herein, the words "Maker" and "Payee" shall be deemed to include their respective successors and assigns.

       This Note supersedes in its entirety and is being exchanged for all amounts due under that certain Subordinated Promissory Note executed and delivered by Maker, dated January 5, 1999, in favor of Payee (the "January 5, 1999 Note"), and Payee by acceptance of this Note agrees that this Note supersedes in its entirety and is being exchanged for the January 5, 1999 Note and that no amounts are or hereafter will become due and owing under the January 5, 1999 Note.

       IN WITNESS WHEREOF, the undersigned has duly executed this Note, or has caused this Note to be duly executed on its behalf, as of the day and year first hereinabove set forth.


[SEAL]                                          LCC INTERNATIONAL, INC.

                                                By: /S/ RICHARD HOZIK
                                                    -----------------
                                                Name:  Richard Hozik
                                                Title:  Chief  Financial Officer